UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2005

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1360 O’Brien Drive, Menlo Park, California  94019

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On June 14, 2005, Depomed, Inc. (the “Company”) entered into the offer letter attached hereto as Exhibit 10.1 (the “Offer Letter”) with Carl Pelzel pursuant to which Mr. Pelzel accepted the position of Vice President of Marketing and Commercial Development of the Company.  The Offer Letter provides that Mr. Pelzel will receive an annual salary of $295,000 and will be entitled to a bonus target range of 30% - 35% of his salary, to be determined by the Compensation Committee of the Company’s Board of Directors.  In addition, as set forth in the Offer Letter, on June 14, 2005, Mr. Pelzel received options under the Company’s 2004 Equity Incentive Plan (the “2004 Plan”) to acquire 150,000 shares of the Company’s common stock at an exercise price equal to $4.25.  The options vest over four years, subject to the terms and conditions of the 2004 Plan.

Item 9.01 Financial Statements and Exhibits

(c)                                  Exhibits

10.1	Offer Letter between Depomed, Inc. and Carl Pelzel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: June 16, 2005	By:	/s/ John F. Hamilton
John F. Hamilton
Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit

10.1	Offer Letter between Depomed, Inc. and Carl Pelzel.